Exhibit 99.1

Motorola Solutions Reports Fourth-Quarter and Full-Year Financial Results
Record 2017 sales, cash flow and backlog supported by strong fourth-quarter results

•	Revenue of $2 billion, up 4 percent from year ago; up 6 percent for full year

•	Organic[1] revenue growth of 2 percent; 3 percent for full year

•	Record backlog of $9.6 billion, up $1.2 billion or 15 percent from a year ago

•	GAAP earnings per share (EPS) of ($3.56); ($0.95) for full year, on charges related to tax reform[2]

•	Non-GAAP EPS* of $2.10, up 3 percent; $5.46 for full year, up 11 percent

•	Generated $761 million in operating cash flow; $1.3 billion for full year

CHICAGO - Feb. 1, 2018 - Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the fourth quarter and full year of 2017. Click here for a printable news release and financial tables.

“We finished the year with a very strong fourth quarter, capping a record year for revenue, operating earnings, cash flow and backlog driven by continued organic growth on strength in land-mobile radio (LMR) solutions," said Greg Brown, chairman and CEO of Motorola Solutions. “We are poised for continued growth in LMR and software and services."

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Fourth Quarter			Full Year
	2017	2016	% Change	2017	2016	% Change
Sales	$1,957	$1,883	4%	$6,380	$6,038	6%
GAAP
Operating earnings	$511	$403	27%	$1,282	$1,067	20%
% of Sales	26.1%	21.4%		20.1%	17.7%
EPS from continuing operations	$(3.56)	$1.43	N/M**	$(0.95)	$3.24	N/M
Non-GAAP
Operating earnings	$576	$541	6%	$1,552	$1,427	9%
% of Sales	29.4%	28.7%		24.3%	23.6%
EPS from continuing operations	$2.10	$2.03	3%	$5.46	$4.92	11%
Product Segment
Sales	$1,233	$1,226	1%	$3,772	$3,649	3%
GAAP Operating earnings	$404	$330	22%	$914	$734	25%
% of Sales	32.8%	26.9%		24.2%	20.1%
Non-GAAP Operating earnings	$425	$407	4%	$1,006	$910	11%
% of Sales	34.5%	33.2%		26.7%	24.9%
Services Segment
Sales	$724	$657	10%	$2,608	$2,389	9%
GAAP Operating earnings	$107	$73	47%	$368	$333	11%
% of Sales	14.8%	11.1%		14.1%	13.9%
Non-GAAP Operating earnings	$151	$134	13%	$546	$517	6%
% of Sales	20.9%	20.4%		20.9%	21.6%

*Q4 Non-GAAP financial information excludes the after-tax impact of approximately $5.50 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items for the fourth-quarter. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

** N/M = Percent Change is not meaningful due to the current year net loss related to tax reform

OTHER SELECT FOURTH-QUARTER FINANCIAL RESULTS

•
Revenue - Revenue increased 4 percent on strength in the Americas. Products segment revenue grew 1 percent. Services segment revenue grew 10 percent with growth in every region. Managed and Support Services grew 17 percent.

•
Operating margin - GAAP operating margin was 26.1 percent of revenue compared with 21.4 percent in the year-ago quarter driven by higher revenue in the current quarter as well as higher restructuring charges in the year-ago quarter. Non-GAAP operating margin was 29.4 percent of revenue, compared with 28.7 percent in the year-ago quarter. Improved non-GAAP results reflect higher revenue and associated earnings.

•
Taxes - The GAAP effective tax rate was 223.4 percent, compared to 32.6 percent in the year-ago quarter. Charges related to tax reform accounted for $874 million of GAAP tax expense for the quarter. The non-GAAP effective tax rate was 32.8 percent compared with 30.7 percent in the year-ago quarter, resulting in higher non-GAAP tax expense of $11 million.

•
Cash flow - The company generated $761 million in operating cash, up $248 million from the year-ago quarter. Free cash flow[3] was $740 million, up $287 million. The cash flow was driven by higher operating earnings and improved working capital performance.

•	Capital Allocation - The company repurchased $125 million of its common stock and paid $76 million in cash dividends.

OTHER SELECT FULL-YEAR FINANCIAL RESULTS

•
Revenue - Revenue increased 6 percent including acquisitions. Organic revenue growth was 3 percent led by North America organic growth of 3 percent. Products segment revenue grew 3 percent led by higher North America system revenue, while the Services segment grew 9 percent on Managed and Support Services growth in all regions.

•
Operating margin - For the full year, GAAP operating margin was 20.1 percent of revenue, compared with 17.7 percent for the prior year. The increase was primarily driven by higher revenue. Non-GAAP operating margin was 24.3 percent of revenue, compared with 23.6 percent for the prior year, driven by higher revenue and lower operating expenses.

•
Taxes - The 2017 GAAP effective tax rate was 114.1 percent, compared to 33.5 percent for the prior year. Charges related to tax reform accounted for $874 million of GAAP tax expense for the year. The non-GAAP effective tax rate was 31.0 percent, compared with 31.2 percent in the prior year.

•
Cash flow - The company generated $1.3 billion in operating cash, up $181 million from the prior year. Free cash flow[3] was $1.1 billion, up $225 million from the prior year. The increase was driven by higher revenue and associated earnings.

•	Capital Allocation - The company repurchased $483 million of its common stock, paid $307 million in cash dividends and invested $298 million in acquisitions.

•
Backlog - The company ended the year with record backlog of $9.6 billion, up $1.2 billion from the year-ago quarter. Products segment backlog was up 25 percent or $382 million, and Services was up 13 percent or $860 million. LMR demand led by the Americas continues to drive the backlog growth.

STRATEGIC WINS

•	$290 million LMR system in Middle Eastern country that recently deployed a private Public Safety LTE system

•	$197 million seven-year LMR managed services contract extension for the Melbourne Metropolitan Radio Network in Australia

•	$76 million P25 order from city of Dallas

•	$53 million P25 order from city of Los Angeles

•	$39 million P25 order from city of Toronto

•	$18 million P25 upgrade and seven-year managed services agreement with Dow Chemical

BUSINESS OUTLOOK

•
First-quarter 2018 - Motorola Solutions expects revenue growth of approximately 7 percent compared with the first quarter of 2017. The company expects non-GAAP earnings per share in the range of $0.83 to $0.88 per share.

•
Full-year 2018 - The company expects revenue growth of approximately 5 percent and non-GAAP earnings per share in the range of $6.50 to $6.65 per share. This assumes current foreign exchange rates and a non-GAAP effective tax rate of approximately 25 percent.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Standard Time (5 p.m. U.S. Eastern Standard Time) Thursday, Feb 1. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
	2017	2016	2017	2016
Net sales	$1,957	$1,883	$6,380	$6,038
Gross margin	970	928	3,024	2,869
Operating earnings	511	403	1,282	1,067
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	(575)	243	(155)	560
Diluted EPS from continuing operations	$(3.56)	$1.43	$(0.95)	$3.24
Weighted average diluted common shares outstanding	161.7	170.4	162.9	173.1

COMPONENTS OF TAX REFORM HIGHLIGHTED ITEMS (presented in millions)

Q4 2017
Remeasurement of U.S. deferred tax assets at enacted tax rate	$366
Valuation allowance on foreign tax credits	$471
Repatriation tax and others	$37
Total	$874

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE
The table below includes highlighted items, share-based compensation expense and intangible amortization for the fourth-quarter of 2017.

(per diluted common share)	Q4 2017

Basic GAAP Loss from Continuing Operations	$(3.56)
Adjust for dilution*	$0.16
Diluted Loss from Continuing Operations	$(3.40)
Highlighted Items:
Share-based compensation expense	0.07
Reorganization of business charges	0.05
Intangibles amortization expense	0.18
Gain on legal settlements	(0.02)
Non-US pension settlement loss	0.01
Tax reform	5.18
Release of FIN 48 reserve	(0.01)
Valuation allowance on non-U.S. deferred tax assets	0.05
Tax benefit on U.S. capital loss	(0.01)
Total Highlighted Items	$5.50

Non-GAAP Diluted EPS from Continuing Operations	$2.10

* Under U.S. GAAP, the accounting for a net loss from continuing operations results in the presentation of dilutive earnings per share equal to basic earnings per share, as any increase in basic shares would be anti-dilutive to earnings per share. As a result of the highlighted items identified during Q4 2017, the Company reported a net loss from continuing operations within our GAAP Consolidated Statement of Operations, while reporting income on a non-GAAP basis. An adjustment is shown to reflect the dilution of 7.2 million dilutive shares outstanding in Q4 2017.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Organic Revenue: Reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters. Management believes organic revenue helps it and investors better identify the underlying trends of established and ongoing operations by excluding the effects of acquisitions which can obscure period to period comparisons.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, non-cash pension adjustments, significant litigation and other contingencies, significant gains and losses on investments, and the income tax effects of significant tax matters, including recently enacted tax reform legislation, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS
This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the first quarter and full year of 2018. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 21 in Item 1A of Motorola Solutions 2016 Annual Report on Form 10-K, on page 37 in item 1A of Motorola Solutions’ Quarterly Report on Form 10-Q for the quarter ended July 1, 2017 and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company's manufacturing and business operations in foreign countries; (13) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; (22) the impact of implementing a new enterprise resource planning (ERP) system; and (23) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise
DEFINITIONS
1 Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters.
2 On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act or "tax reform". Details of the fourth-quarter charges related to tax reform are included in this news release.
3 Free cash flow represents operating cash flow less capital expenditures

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT
Tama McWhinney
Motorola Solutions
+1 847-538-1865
tama.mcwhinney@motorolasolutions.com

INVESTOR CONTACT
Chris Kutsor
Motorola Solutions
+1 847-576-4995
chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2018 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Operations
(In millions, except per share amount)

	Three Months Ended
	December 31, 2017	December 31, 2016
Net sales from products	$1,233	$1,226
Net sales from services	724	657
Net sales	1,957	1,883
Costs of products sales	519	525
Costs of services sales	468	430
Costs of sales	987	955
Gross margin	970	928
Selling, general and administrative expenses	257	277
Research and development expenditures	154	142
Other charges	9	76
Intangibles amortization	39	30
Operating earnings	511	403
Other income (expense):
Interest expense, net	(47)	(48)
Gains on sales of investments and businesses, net	—	7
Other	1	—
Total other expense	(46)	(41)
Net earnings before income taxes	465	362
Income tax expense	1,039	118
Net earnings (loss)	(574)	244
Less: Earnings attributable to noncontrolling interests	1	1
Net earnings (loss) attributable to Motorola Solutions, Inc.	$(575)	$243
Earnings (loss) per common share:
Basic:	$(3.56)	$1.47
Diluted:	$(3.56)	$1.43
Weighted average common shares outstanding:
Basic	161.7	165.4
Diluted	161.7	170.4

	Percentage of Net Sales*
Net sales from products	63.0%	65.1%
Net sales from services	37.0%	34.9%
Net sales	100.0%	100.0%
Costs of products sales	42.1%	42.8%
Costs of services sales	64.6%	65.4%
Costs of sales	50.4%	50.7%
Gross margin	49.6%	49.3%
Selling, general and administrative expenses	13.1%	14.7%
Research and development expenditures	7.9%	7.5%
Other charges	0.5%	4.0%
Intangibles amortization	2.0%	1.6%
Operating earnings	26.1%	21.4%
Other income (expense):
Interest expense, net	(2.4)%	(2.5)%
Gains on sales of investments and businesses, net	—%	0.4%
Other	0.1%	—%
Total other expense	(2.4)%	(2.2)%
Net earnings before income taxes	23.8%	19.2%
Income tax expense	53.1%	6.3%
Net earnings (loss)	(29.3)%	13.0%
Less: Earnings attributable to noncontrolling interests	0.1%	0.1%
Net earnings (loss) attributable to Motorola Solutions, Inc.	(29.4)%	12.9%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Operations
(In millions, except per share amounts)

	Years Ended
	December 31, 2017	December 31, 2016	December 31, 2015
Net sales from products	$3,772	$3,649	$3,676
Net sales from services	2,608	2,389	2,019
Net sales	6,380	6,038	5,695
Costs of products sales	1,686	1,649	1,625
Costs of services sales	1,670	1,520	1,351
Costs of sales	3,356	3,169	2,976
Gross margin	3,024	2,869	2,719
Selling, general and administrative expenses	979	1,000	1,021
Research and development expenditures	568	553	620
Other charges	44	136	76
Intangibles amortization	151	113	8
Operating earnings	1,282	1,067	994
Other income (expense):
Interest expense, net	(201)	(205)	(173)
Gains (losses) on sales of investments and businesses, net	3	(6)	107
Other	(8)	(12)	(11)
Total other expense	(206)	(223)	(77)
Earnings from continuing operations before income taxes	1,076	844	917
Income tax expense	1,227	282	274
Earnings (loss) from continuing operations	(151)	562	643
Loss from discontinued operations, net of tax	—	—	(30)
Net earnings (loss)	(151)	562	613
Less: Earnings attributable to noncontrolling interests	4	2	3
Net earnings (loss) attributable to Motorola Solutions, Inc.	$(155)	$560	$610
Amounts attributable to Motorola Solutions, Inc. common stockholders:
Earnings (loss) from continuing operations, net of tax	$(155)	$560	$640
Loss from discontinued operations, net of tax	—	—	(30)
Net earnings (loss) attributable to Motorola Solutions, Inc.	$(155)	$560	$610
Earnings (loss) per common share:
Basic:
Continuing operations	$(0.95)	$3.30	$3.21
Discontinued operations	—	—	(0.15)
	$(0.95)	$3.30	$3.06
Diluted:
Continuing operations	$(0.95)	$3.24	$3.17
Discontinued operations	—	—	(0.15)
	$(0.95)	$3.24	$3.02
Weighted average common shares outstanding:
Basic	162.9	169.6	199.6
Diluted	162.9	173.1	201.8

	Percentage of Net Sales*
Net sales from products	59.1%	60.4%	64.5%
Net sales from services	40.9%	39.6%	35.5%
Net sales	100.0%	100.0%	100.0%
Costs of products sales	44.7%	45.2%	44.2%
Costs of services sales	64.0%	63.6%	66.9%
Costs of sales	52.6%	52.5%	52.3%
Gross margin	47.4%	47.5%	47.7%
Selling, general and administrative expenses	15.3%	16.6%	17.9%
Research and development expenditures	8.9%	9.2%	10.9%
Other charges	0.7%	2.3%	1.3%
Intangibles amortization	2.4%	1.9%	0.1%
Operating earnings	20.1%	17.7%	17.5%
Other income (expense):
Interest expense, net	(3.2)%	(3.4)%	(3.0)%
Gains (losses) on sales of investments and businesses, net	—%	(0.1)%	1.9%
Other	(0.1)%	(0.2)%	(0.2)%
Total other expense	(3.2)%	(3.7)%	(1.4)%
Earnings from continuing operations before income taxes	16.9%	14.0%	16.1%
Income tax expense	19.2%	4.7%	4.8%
Earnings (loss) from continuing operations	(2.4)%	9.3%	11.3%
Loss from discontinued operations, net of tax	—%	—%	(0.5)%
Net earnings (loss)	(2.4)%	9.3%	10.8%
Less: Earnings attributable to noncontrolling interests	0.1%	—%	0.1%
Net earnings (loss) attributable to Motorola Solutions, Inc.	(2.4)%	9.3%	10.7%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions)

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$1,205	$967
Restricted cash	63	63
Total cash and cash equivalents	1,268	1,030
Accounts receivable, net	1,523	1,410
Inventories, net	327	273
Other current assets	832	755
Total current assets	3,950	3,468

Property, plant and equipment, net	856	789
Investments	247	238
Deferred income taxes	1,023	2,219
Goodwill	938	728
Intangible assets, net	861	821
Other assets	333	200
Total assets	$8,208	$8,463

Liabilities and Stockholders' Equity
Current portion of long-term debt	$52	$4
Accounts payable	593	553
Accrued liabilities	2,286	2,111
Total current liabilities	2,931	2,668

Long-term debt	4,419	4,392
Other liabilities	2,585	2,355

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(1,742)	(964)

Noncontrolling interests	15	12

Total liabilities and stockholders’ equity	$8,208	$8,463

Financial Ratios:
Net cash (debt)*	$(3,203)	$(3,366)

*Net cash (debt) = Total cash - Current portion of long-term debt - Long-term debt

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	December 31, 2017	December 31, 2016
Operating
Net earnings (loss) attributable to Motorola Solutions, Inc.	$(575)	$243
Earnings attributable to noncontrolling interests	1	1
Net earnings (loss)	(574)	244
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	89	75
Non-cash other charges	3	11
Non-U.S. pension settlement loss	2	26
Share-based compensation expense	17	16
Gains on sales of investments and businesses, net	—	(7)
Loss from the extinguishment of long-term debt	—	2
Deferred income taxes	1,002	71
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(141)	(250)
Inventories	37	6
Other current assets	42	(81)
Accounts payable and accrued liabilities	338	464
Other assets and liabilities	(54)	(64)
Net cash provided by operating activities	761	513
Investing
Acquisitions and investments, net	(21)	(259)
Proceeds from sales of investments and businesses, net	9	33
Capital expenditures	(21)	(60)
Proceeds from sales of property, plant and equipment	—	4
Net cash used for investing activities	(33)	(282)
Financing
Repayment of debt	(7)	(683)
Net proceeds from issuance of debt	3	—
Issuance of common stock	21	14
Purchase of common stock	(125)	(114)
Payment of dividends	(76)	(68)
Deferred acquisition costs	(2)	—
Net cash used for financing activities	(186)	(851)
Effect of exchange rate changes on cash and cash equivalents	9	(37)
Net increase (decrease) in cash and cash equivalents	551	(657)
Cash and cash equivalents, beginning of period	717	1,687
Cash and cash equivalents, end of period	$1,268	$1,030

Financial Ratios:
Free cash flow*	$740	$453

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In millions)

	Years Ended
	December 31, 2017	December 31, 2016	December 31, 2015
Operating
Net earnings (loss) attributable to Motorola Solutions, Inc.	$(155)	$560	$610
Earnings attributable to noncontrolling interests	4	2	3
Net earnings (loss)	(151)	562	613
Loss from discontinued operations, net of tax	—	—	(30)
Earnings (loss) from continuing operations, net of tax	(151)	562	643
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	343	295	150
Non-cash other charges	32	54	52
Non-U.S. pension curtailment gain	—	—	(32)
Non-U.S. pension settlement loss	48	26	—
Share-based compensation expense	66	68	78
Loss (gains) on sales of investments and businesses, net	(3)	6	(107)
Loss from the extinguishment of long-term debt	—	2	—
Deferred income taxes	1,100	213	160
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(60)	(6)	21
Inventories	(46)	6	16
Other current assets	(99)	(185)	92
Accounts payable and accrued liabilities	160	241	26
Other assets and liabilities	(44)	(117)	(78)
Net cash provided by operating activities from continuing operations	1,346	1,165	1,021
Investing
Acquisitions and investments, net	(404)	(1,474)	(586)
Proceeds from sales of investments and businesses, net	183	670	230
Capital expenditures	(227)	(271)	(175)
Proceeds from sales of property, plant and equipment	—	73	3
Net cash used for investing activities from continuing operations	(448)	(1,002)	(528)
Financing
Repayment of debt	(21)	(686)	(4)
Net proceeds from issuance of debt	10	673	971
Issuance of common stock	82	93	84
Purchase of common stock	(483)	(842)	(3,177)
Excess tax benefit from share-based compensation	—	—	5
Payment of dividends	(307)	(280)	(277)
Payment of dividends to non-controlling interest	(1)	—	—
Deferred acquisition costs	(2)	—	—
Net cash used for financing activities from continuing operations	(722)	(1,042)	(2,398)
Effect of exchange rate changes on cash and cash equivalents from continuing operations	62	(71)	(69)
Net increase (decrease) in cash and cash equivalents	238	(950)	(1,974)
Cash and cash equivalents, beginning of period	1,030	1,980	3,954
Cash and cash equivalents, end of period	$1,268	$1,030	$1,980

Financial Ratios:
Free cash flow*	1,119	894	846

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	December 31, 2017	December 31, 2016	% Change
Products	$1,233	$1,226	1%
Services	724	657	10%
Total Motorola Solutions	$1,957	$1,883	4%

	Years Ended
	December 31, 2017	December 31, 2016	% Change
Products	$3,772	$3,649	3%
Services	2,608	2,389	9%
Total Motorola Solutions	$6,380	$6,038	6%

Operating Earnings
	Three Months Ended
	December 31, 2017	December 31, 2016	% Change
Products	$404	$330	22%
Services	107	73	47%
Total Motorola Solutions	$511	$403	27%

	Years Ended
	December 31, 2017	December 31, 2016	% Change
Products	$914	$734	25%
Services	368	333	11%
Total Motorola Solutions	$1,282	$1,067	20%

Operating Earnings %
	Three Months Ended
	December 31, 2017	December 31, 2016
Products	32.8%	26.9%
Services	14.8%	11.1%
Total Motorola Solutions	26.1%	21.4%

	Years Ended
	December 31, 2017	December 31, 2016
Products	24.2%	20.1%
Services	14.1%	13.9%
Total Motorola Solutions	20.1%	17.7%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expense, and Highlighted Items)

Q1 2017
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$6	$11	$0.06
Reorganization of business charges	Cost of sales and Other charges	19	4	15	0.09
Intangibles amortization expense	Intangibles amortization	36	9	27	0.16
Gain on legal settlement	Other charges	(42)	(16)	(26)	(0.15)
Building impairment	Other charges	8	—	8	0.05
Non-US pension settlement loss	Other charges	9	—	9	0.05
Sale of investments	Sale of Investment or Business (Gain) or Loss	(3)	(1)	(2)	(0.01)
Acquisition-related transaction fees	Other charges	1	—	1	0.01
Total impact on Net earnings		$45	$2	$43	$0.26

Q2 2017
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$16	$5	$11	$0.07
Reorganization of business charges	Cost of sales and Other charges	3	—	3	0.02
Intangibles amortization expense	Intangibles amortization	37	9	28	0.17
Non-US pension settlement loss	Other charges	16	—	16	0.08
Gain on legal settlement	Other charges	(1)	—	(1)	(0.01)
Sale of business	Sale of Investment or Business (Gain) or Loss	1	—	1	0.01
Total impact on Net earnings		$72	$14	$58	$0.34

Q3 2017
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$16	$5	$11	$0.07
Reorganization of business charges	Cost of sales and Other charges	8	2	6	0.04
Intangibles amortization expense	Intangibles amortization	39	10	29	0.17
Non-US pension settlement loss	Other charges	21	—	21	0.11
Asset impairment	Other charges	1	—	1	0.01
Tax benefit on U.S. capital loss	Income tax benefit	—	22	(22)	(0.13)
Reserve on unrecognized tax benefit	Income tax expense	—	(1)	1	0.01
Total impact on Net earnings		$85	$38	$47	$0.28

Q4 2017
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$6	$11	$0.07
Reorganization of business charges	Cost of sales and Other charges	12	3	9	0.05
Intangibles amortization expense	Intangibles amortization	39	9	30	0.18
Non-US pension settlement loss	Other charges	2	—	2	0.01
Gain on legal settlements	Other charges	(5)	(2)	(3)	(0.02)
Tax benefit on U.S. capital loss	Income tax benefit	—	1	(1)	(0.01)
Tax reform	Income tax expense	—	(874)	874	5.18
Release of FIN 48 reserve	Income tax benefit	—	1	(1)	(0.01)
Valuation allowance on non-U.S. deferred tax assets	Income tax expense	—	(9)	9	0.05
Total impact on Net earnings		$65	$(865)	$930	$5.50

FY 2017
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$66	$22	$44	$0.26
Reorganization of business charges	Cost of sales and Other charges	42	9	33	0.20

Intangibles amortization expense	Intangibles amortization	151	37	114	0.67
Gain on legal settlements	Other charges	(47)	(17)	(30)	(0.18)
Building impairment	Other charges	8	—	8	0.05
Non-US pension settlement loss	Other charges	48	—	48	0.28
Sale of investments or business	Sale of Investment or Business (Gain) or Loss	(2)	(1)	(1)	(0.01)
Acquisition-related transaction fees	Other charges	1	—	1	0.01
Asset impairment	Other charges	1	—	1	0.01
Tax benefit on U.S. capital loss	Income tax benefit	—	23	(23)	(0.14)
Reserve on unrecognized tax benefit	Income tax expense	—	(1)	1	0.01
Tax reform	Income tax expense	—	(874)	874	5.18
Release of FIN 48 reserve	Income tax benefit	—	1	(1)	(0.01)
Valuation allowance on non-U.S. deferred tax assets	Income tax expense	—	(9)	9	0.05

Total impact on Net earnings		$268	$(810)	$1,078	$6.38

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	December 31, 2017	December 31, 2016	% Change
Products	$1,233	$1,226	1%
Services	724	657	10%
Total Motorola Solutions	$1,957	$1,883	4%

	Years Ended
	December 31, 2017	December 31, 2016	% Change
Products	$3,772	$3,649	3%
Services	2,608	2,389	9%
Total Motorola Solutions	$6,380	$6,038	6%

Non-GAAP Operating Earnings
	Three Months Ended
	December 31, 2017	December 31, 2016	% Change
Products	$425	$407	4%
Services	151	134	13%
Total Motorola Solutions	$576	$541	6%

	Years Ended
	December 31, 2017	December 31, 2016	% Change
Products	$1,006	$910	11%
Services	546	517	6%
Total Motorola Solutions	$1,552	$1,427	9%

Non-GAAP Operating Earnings %
	Three Months Ended
	December 31, 2017	December 31, 2016
Products	34.5%	33.2%
Services	20.9%	20.4%
Total Motorola Solutions	29.4%	28.7%

	Years Ended
	December 31, 2017	December 31, 2016
Products	26.7%	24.9%
Services	20.9%	21.6%
Total Motorola Solutions	24.3%	23.6%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments

Q1 2017
	TOTAL	Products	Services
Net sales	$1,281	$703	$578
Operating earnings ("OE")	$176	$89	$87

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	11	6
Reorganization of business charges	19	13	6
Intangibles amortization expense	36	6	30
Acquisition-related transaction fees	1	—	1
Gain on legal settlement	(42)	(30)	(12)
Building impairment	8	6	2
Non-US pension settlement loss	9	6	3
Total above-OE non-GAAP adjustments	48	12	36
Operating earnings after non-GAAP adjustments	$224	$101	$123

Operating earnings as a percentage of net sales - GAAP	13.7%	12.7%	15.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	17.5%	14.4%	21.3%

Q2 2017
	TOTAL	Products	Services
Net sales	$1,497	$848	$649
Operating earnings ("OE")	$257	$168	$89

Above-OE non-GAAP adjustments:
Share-based compensation expense	16	11	5
Reorganization of business charges	3	3	—
Intangibles amortization expense	37	1	36
Gain on legal settlement	(1)	(1)	—
Non-US pension settlement loss	16	11	5
Total above-OE non-GAAP adjustments	71	25	46
Operating earnings after non-GAAP adjustments	$328	$193	$135

Operating earnings as a percentage of net sales - GAAP	17.2%	19.8%	13.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	21.9%	22.8%	20.8%

Q3 2017
	TOTAL	Products	Services
Net sales	$1,645	$989	$656
Operating earnings ("OE")	$338	$253	$85

Above-OE non-GAAP adjustments:
Share-based compensation expense	16	10	6
Reorganization of business charges	8	6	2
Intangibles amortization expense	39	2	37
Non-US pension settlement loss	21	15	6
Asset impairment	1	1	—
Total above-OE non-GAAP adjustments	85	34	51
Operating earnings after non-GAAP adjustments	$423	$287	$136

Operating earnings as a percentage of net sales - GAAP	20.5%	25.6%	13.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	25.7%	29.0%	20.7%

Q4 2017
	TOTAL	Products	Services
Net sales	$1,957	$1,233	$724
Operating earnings ("OE")	$511	$404	$107

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	11	6
Reorganization of business charges	12	9	3
Non-U.S. pension settlement loss	2	1	1
Gain on legal settlements	(5)	(3)	(2)
Intangibles amortization expense	39	3	36
Total above-OE non-GAAP adjustments	65	21	44
Operating earnings after non-GAAP adjustments	$576	$425	$151

Operating earnings as a percentage of net sales - GAAP	26.1%	32.8%	14.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	29.4%	34.5%	20.9%

FY 2017
	TOTAL	Products	Services
Net sales	$6,380	$3,772	$2,608
Operating earnings ("OE")	$1,282	$914	$368

Above-OE non-GAAP adjustments:
Share-based compensation expense	66	43	23
Reorganization of business charges	42	31	11
Intangibles amortization expense	151	12	139
Acquisition-related transaction fees	1	—	1
Gain on legal settlements	(47)	(34)	(13)
Building impairment	8	6	2
Non-US pension settlement loss	48	33	15
Asset impairment	1	1	—
Total above-OE non-GAAP adjustments	270	92	178
Operating earnings after non-GAAP adjustments	$1,552	$1,006	$546

Operating earnings as a percentage of net sales - GAAP	20.1%	24.2%	14.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	24.3%	26.7%	20.9%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue

Total Motorola Solutions
	Three Months Ended
	December 31, 2017	December 31, 2016	% Change
Net sales	$1,957	$1,883	4%
Non-GAAP adjustments:
Acquisitions	(48)	(8)
Organic revenue	1,909	$1,875	2%

	Years Ended
	December 31, 2017	December 31, 2016	% Change
Net sales	6,380	6,038	6%
Non-GAAP adjustments:
Acquisitions	(261)	(69)
Organic revenue	$6,119	$5,969	3%

North America
	Three Months Ended
	December 31, 2017	December 31, 2016	% Change
Americas net sales	1,351	1,269	6%
Adjustments:
Latin America net sales	(103)	(99)
North America acquisitions	(26)	(8)
North America organic revenue	1,222	1,162	5%

	Years Ended
	December 31, 2017	December 31, 2016	% Change
Americas net sales	4,341	4,074	7%
Adjustments:
Latin America net sales	(365)	(285)
North America acquisitions	(67)	(8)
North America organic revenue	3,909	3,781	3%

Non-GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Earnings Per Share

(per diluted common share)	Q4 2017	2017

Basic GAAP Loss from Continuing Operations	$(3.56)	$(0.95)
Adjust for dilution*	$0.16	$0.03
Diluted Loss from Continuing Operations	$(3.40)	$(0.92)
Highlighted Items:
Share-based compensation expense	0.07	0.26
Reorganization of business charges	0.05	0.20
Intangibles amortization expense	0.18	0.67
Gain on legal settlements	(0.02)	(0.18)
Non-US pension settlement loss	0.01	0.28
Tax reform	5.18	5.18
Release of FIN 48 reserve	(0.01)	(0.01)
Valuation allowance on non-U.S. deferred tax assets	0.05	0.05
Tax benefit on U.S. capital loss	(0.01)	(0.14)
Reserve on unrecognized tax benefit	—	0.01
Acquisition-related transaction fees	—	0.01
Asset impairment	—	0.01
Sale of investments or business	—	(0.01)
Building impairment	—	0.05
Total Highlighted Items	$5.50	$6.38

Non-GAAP Diluted EPS from Continuing Operations	$2.10	$5.46

* Under U.S. GAAP, the accounting for a net loss from continuing operations results in the presentation of dilutive earnings per share equal to basic earnings per share, as any increase in basic shares would be anti-dilutive to earnings per share. As a result of the highlighted items identified during Q4 2017, the Company reported a net loss from continuing operations for the three months and year ended December 31, 2017 within our GAAP Consolidated Statement of Operations, while reporting income on a non-GAAP basis over the same periods. An adjustment is reflected to correct for the dilution of 7.2 million dilutive shares outstanding in Q4 2017 and 6.4 million dilutive shares outstanding for the full-year 2017.